Exhibit 99.1
POLYPORE ANNOUNCES END OF STRIKE AT LEAD-ACID BATTERY
SEPARATOR PLANT AND UPDATE ON FTC COSTS
CHARLOTTE, NC, October 1, 2008: Polypore International, Inc. (NYSE: PPO) announced that the Company and the union at the Owensboro, Kentucky plant have agreed to an extension of the current labor contract for a period of 18 months through March 30, 2010. Employees began returning to work on September 30, marking the end of a strike that began on August 6.
Polypore estimates an impact of approximately $0.10 to $0.12 per diluted share in the second half of 2008 due to higher than anticipated strike-related expenses. These expenses are directly related to the duration of the work stoppage, reduced production levels, legal and security costs and the estimated costs associated with the near term ramp-up of production lines to full-scale as Owensboro employees return to work. The impact of these estimated costs is expected to be higher in the third quarter of 2008 than in the fourth quarter.
Additionally, the Company expects to incur ongoing legal expenses due to the recent administrative complaint issued by the U.S. Federal Trade Commission (FTC) against Polypore in connection with its acquisition of Microporous Products L.P. in February 2008. As previously announced, the Company is vigorously defending its position. During the second half of the year, Polypore estimates an impact of $0.02 to $0.03 per diluted share depending on the level of activity associated with this matter.
The one-time strike costs and the on-going non-operational expenses associated with the FTC matter in the second half of the year were not included in the 2008 financial guidance issued on July 30, 2008.
Polypore plans to report its financial results for the third quarter 2008 after the market closes on Wednesday, October 29, 2008. An earnings conference call will follow beginning at 9:00 am Eastern time on Thursday, October 30, 2008.
Investor Contact: Polypore Investor Relations — 704-587-8886 or
investorrelations@polypore.net

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facility; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.